Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 1, 2014, in Amendment No. 2 to the Registration Statement (Form S-4 and Form S-1 No. 333-200711) and related Prospectus of Potomac Holding LLC for the registration of common units.

/s/ Ernst & Young LLP

McLean, Virginia

February 13, 2015